                                                                   EXHIBIT 10.18

                     INDEMNIFICATION AND ESCROW AGREEMENT

     THIS INDEMNIFICATION AND ESCROW AGREEMENT, dated as of September 18, 1997 (the "Agreement"), by and among CII Technologies, Inc., a Delaware corporation
      ---------
("CII"), each of the persons listed on Exhibit A attached hereto (collectively
  ---                                  ---------
the "New Investors"), each of the persons listed on Exhibit B attached hereto
     -------------                                  ---------
(collectively the "Redeeming Stockholders"), and American National Bank and
                   ----------------------
Trust Company of Chicago, a national banking corporation, as Escrow Agent

("Escrow Agent").
--------------

          WHEREAS, CII, the New Investors and the Redeeming Stockholders have entered into a Recapitalization Agreement (the "Recapitalization Agreement")
                                           --------------------------
providing for the recapitalization of CII (the "Recapitalization")
                                                ----------------
(Capitalized terms not otherwise defined in this Agreement shall have the meanings ascribed to such terms in the Recapitalization Agreement);

          WHEREAS, Section 3.4(d) of the Recapitalization Agreement provides for the delivery of a sum equal to Five Million Three Hundred Fifty Thousand Dollars ($5,350,000) (the "Escrow Amount") to the Escrow Agent at the closing of the
                   -------------
Recapitalization, such Escrow Amount to be delivered to and maintained by the Escrow Agent in accordance with the terms of this Agreement; and

          WHEREAS, the parties hereto desire to provide for indemnification for breaches of representations, warranties and covenants and for certain other matters under the Recapitalization Agreement.

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein, the parties hereto agree as follows:



          1.   Indemnification.
               ---------------

          (a) Subject to the limitations set forth in Article XIII of the Recapitalization Agreement, from and after the Closing, the Redeeming Stockholders shall protect, defend, hold harmless and indemnify CII, its officers, directors, stockholders, employees and agents, and their respective successors and assigns from, against and in respect of:

               (i) any and all losses, liabilities, damages and expenses whatsoever (including without limitation, reasonable professional fees and costs of investigation, litigation, settlement, and judgment and interest) (collectively "Losses") that may be suffered or incurred by any of them by
                    ------
     reason of any breach of any representation, warranty, covenant or agreement made by the Redeeming Stockholders or CII in the Recapitalization Agreement or contained in any certificate executed by the Redeeming Stockholders or CII and delivered to CII or the New Investors in connection with the Recapitalization Agreement; and

               (ii) any and all Losses that may be suffered or incurred by any of them arising from or by reason of the disallowance of any deductions previously taken or to be taken by CII with respect to any payments made on or before the Closing to Sam Metti with respect to his current or past employment with CII.

Notwithstanding anything herein or in the Recapitalization Agreement to the contrary, CII and its officers, directors, stockholders, employees and agents, and their respective successors and assigns may not make a claim for indemnification pursuant to Section 1(a)(ii) above after the third anniversary of the Closing.

          (b) Subject to the limitations set forth in Article XIII of the Recapitalization Agreement, from and after the Closing, CII shall protect, defend, hold harmless and indemnify the Redeeming Stockholders, their officers, directors, employees and agents, and their respective successors and assigns from, against and in respect of:

               (i) any and all Losses that may be suffered or incurred by any of them arising from or by reason of any breach of any representation, warranty, covenant or agreement made by the New Investors in the Recapitalization Agreement or contained in any certificate executed by the New Investors and delivered to CII or the Redeeming Stockholders in connection with the Recapitalization Agreement; and

               (ii) any and all Losses that may be suffered or incurred by any of them arising from or by reason of the consummation of the transactions described in Section 3.1 (Stock Split), 3.3 (Investment Transactions) and/or 3.4 (Redemption Transactions) of the Recapitalization Agreement to the extent such Losses would not have been suffered or incurred by any of them if the acquisition of CII had been consummated as a reverse subsidiary merger with an amount of equity financing and debt financing identical to that which is contemplated by the Recapitalization Agreement.

          (c) Whenever CII shall learn after Closing of a claim of a third party of $10,000 or more that, if allowed (whether voluntarily or by a judicial or quasi-judicial tribunal or agency), would give rise to an obligation of indemnification under any one or more of the warranties, representations, covenants or agreements of CII or any of the Redeeming Stockholders as set forth in the Recapitalization Agreement, before paying the same or agreeing thereto, CII shall promptly notify a Redeeming Stockholders' Representative in writing of all such facts within CII's knowledge with respect to such claim and the amount thereof; provided that notwithstanding anything herein to the contrary, the Redeeming Stockholders will indemnify and hold harmless CII for any Losses it shall suffer as a result of CII not paying such claim when otherwise due in order that CII may comply with its obligations under this paragraph. If, prior to the expiration of twenty (20) days from the mailing of such notice, a Redeeming Stockholders' Representative shall request, in writing, that such claim not be paid, CII shall not pay the same (again, it being understood that notwithstanding anything herein to the contrary, the Redeeming Stockholders will indemnify and hold harmless CII for any Losses CII shall suffer as a result of CII not paying such claim in order to comply with such Redeeming Stockholders' request), provided a Redeeming Stockholders' Representative proceeds promptly, at the Redeeming Stockholders' own expense (including employment of counsel reasonably satisfactory to CII), to settle, compromise or litigate, in good faith, such claim. After notice from a Redeeming Stockholders' Representative requesting CII not to pay such claim and the Redeeming Stockholders' assumption of the defense of such claim at their expense, the Redeeming Stockholders shall not be liable to CII for any legal or other expense subsequently incurred by CII in connection with the defense thereof; provided that CII shall have the right to participate at its expense and with counsel of its choice in such settlement, compromise or litigation. Notwithstanding the foregoing, CII shall have the right to direct and control the negotiations, settlement and litigation of such claim (and the Redeeming Stockholders shall be liable to CII for any legal or other expense incurred by CII in connection with the defense thereof) if (i) such third party is also making a related claim or claims that seeks non-monetary relief, (ii) such claim or related claim involves criminal allegations against CII (or its officers, directors, stockholders, employees or agents), or (iii) such claim or related claim has had or could reasonably be expected to have a Material Adverse Effect. CII shall not be required to refrain from paying any claim which has matured by a court judgment or decree, unless an appeal is duly taken therefrom and execution thereof has been stayed, nor shall CII be required to refrain from paying any claim where the delay in paying such claim would result in the foreclosure of a lien upon any of the property or assets then held by CII or any of its subsidiaries or where any delay in payment would cause CII or any of its subsidiaries a material economic loss. CII shall not be required to notify a Redeeming Stockholders' Representative prior to settling any claim described in this Section 1(c) of less than $10,000. The failure to provide notice as provided in this paragraph shall not excuse the Redeeming Stockholders from their continuing obligations hereunder; however, the claim shall be reduced by any damages to the Redeeming Stockholders resulting from CII's delay or failure to provide notice as provided in this paragraph.

          (d) Whenever the Redeeming Stockholders shall learn after Closing of a claim of a third party of $10,000 or more that, if allowed (whether voluntarily or by a judicial or quasi-judicial tribunal or agency), would give rise to an obligation of indemnification under any one or more of the warranties, representations, covenants or agreements of the New Investors as set forth in the Recapitalization Agreement, before paying the same or agreeing thereto, a Redeeming Stockholders' Representative shall promptly notify CII in writing of all such facts within the Redeeming Stockholders' knowledge with respect to such claim and the amount thereof; provided that notwithstanding anything herein to the contrary, CII will indemnify and hold harmless the Redeeming Stockholders for any Losses they shall suffer as a result of the Redeeming Stockholders not paying such claim when otherwise due in order that the Redeeming Stockholders may comply with their obligations under this paragraph. If, prior to the expiration of twenty (20) days from the mailing of such notice, CII shall request, in writing, that such claim not be paid, the Redeeming Stockholders shall not pay the same (again, it being understood that notwithstanding anything herein to the contrary, CII will indemnify and hold harmless the Redeeming Stockholders for any Losses the Redeeming Stockholders shall suffer as a result of the Redeeming Stockholders not paying such claim in order to comply with CII's request), provided CII proceeds promptly, at CII's own expense (including employment of counsel reasonably satisfactory to the Redeeming Stockholders), to settle, compromise or litigate, in good faith, such claim. After notice from CII requesting a Redeeming Stockholders Representative not to pay such claim and CII's assumption of the defense of such claim at its expense, CII shall not be liable to the Redeeming Stockholders for any legal or other expense subsequently incurred by the Redeeming Stockholders in connection with the defense thereof; provided that the Redeeming Stockholders shall have the right to participate at their expense and with counsel of their choice in such settlement, compromise or litigation. Notwithstanding the foregoing, the Redeeming Stockholders shall have the right to direct and control the negotiations, settlement and litigation of such claim (and CII shall be liable to the Redeeming Stockholders for any legal or other expense incurred by the Redeeming Stockholders in connection with the defense thereof) if (i) such third party is also making a related claim or claims that seeks non-monetary relief, or (ii) such claim or related claim involves criminal or quasi-criminal allegations. The Redeeming Stockholders shall not be required to refrain from paying any claim which has matured by a court judgment or decree, unless an appeal is duly taken therefrom and execution thereof has been stayed, nor shall the Redeeming Stockholders be required to refrain from paying any claim where the delay in paying such claim would result in the foreclosure of a lien upon any of the property or assets then held by the Redeeming Stockholders or where any delay in payment would cause the Redeeming Stockholders a material economic loss. The Redeeming Stockholders shall not be required to notify CII prior to settling any claim described in this Section 1(d) of less than $10,000. The failure to provide notice as provided in this paragraph shall not excuse CII from its continuing obligations hereunder; however, the Redeeming Stockholders' claim shall be reduced by any damages to CII resulting from the Redeeming Stockholders' delay or failure to provide notice as provided in this paragraph.

          2.   Deposit of Escrow Funds.  Upon the execution of this Agreement,
               -----------------------
CII will deliver to the Escrow Agent the Escrow Amount by certified check payable to the Escrow Agent (or at the request of the Escrow Agent, by wire transfer), the receipt of which is hereby acknowledged by the Escrow Agent. The Escrow Agent shall invest the Escrow Amount in an account identified as being established pursuant to this Agreement (the "Escrow Account"). The Escrow Agent
                                             --------------
will hold said Escrow Amount together with all investments thereof and all interest accumulated thereon and proceeds therefrom (the "Escrow Fund") in
                                                          -----------
escrow upon the terms and conditions set forth in this Agreement and shall not withdraw the Escrow Funds from the Escrow Account except as provided herein. Interest on the Escrow Account shall be distributed annually on September 18th to a Redeeming Stockholders' Representative.

          3.   Investments.
               -----------

          (a) The Escrow Agent shall invest and reinvest from time to time the Escrow Fund (i) in any obligations of, or guaranteed as to principal and interest by, the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States supports the obligation or guarantee of such agency or instrumentality), with maturity dates of 90 days or less, (ii) in any money market fund that invests solely in such obligations or types described in clause (i), (iii) in any other investment agreed to in writing on or prior to the Closing Date by a Redeeming Stockholders' Representative and CHS or (iv) in any other investment agreed to in writing after the Closing Date by a Redeeming Stockholders' Representative and CII. Investments may be executed by the Escrow Agent's own Bond Department. To the extent the Escrow Agent invests any funds in the manner provided for in this Section, no party hereto shall be liable for any loss which may be incurred by reason of any such investment.

          (b) The Escrow Agent shall have the power to reduce, sell or liquidate the foregoing investments whenever the Escrow Agent shall be required to release all or any portion of the Escrow Fund pursuant to Section 4 hereof. The Escrow Agent shall have no liability for any investment losses resulting from the investment, reinvestment, sale or liquidation of any portion of the Escrow Fund, except in the case of the gross negligence or willful misconduct of the Escrow Agent.

          4.   Escrow Fund.
               -----------

          (a) At any time and from time to time, during the period from the Closing through the Escrow Expiration Date (as defined in Section 6 hereof), CII may give to the Escrow Agent one or more notices ("Claims Notice") containing
                                                   -------------
the information set forth in Section 4(b) below and
stating that, pursuant to Section 1 or Section 2 of this Agreement, CII is asserting against the Redeeming Stockholders a right of indemnity with respect to a claim (a "Claim"). Upon receipt of the Claims Notice, the Escrow Agent
               -----
shall, if such Claims Notice sets forth the amount of such Claim, hold a portion of the Escrow Fund equal to the amount of such Claim as set forth in such Claims Notice (or, if the amount set forth exceeds the entire amount of the Escrow Fund, the entire amount of the Escrow Fund) in escrow until receiving notice of a Determination (as defined in Section 4(c) below) of such Claim. If the Claims Notice states that the amount of such Claim is not reasonably ascertainable by CII, the Escrow Agent shall hold the entire Escrow Fund then in its possession in escrow until subsequently notified by CII and thereafter shall hold in escrow a portion of the Escrow Fund equal to the amount stated in such subsequent notice. In the case of any Claim, the amount of which is not reasonably ascertainable by CII at the time the Claims Notice of such Claim is given, CII agrees to notify the Escrow Agent and a Redeeming Stockholders' Representative of the amount of such Claim promptly after such amount becomes reasonably ascertainable by CII.

          (b) The Claims Notice given to the Escrow Agent pursuant to Section 4(a) above shall set forth the nature and details of such Claim, the Section of the Recapitalization Agreement or this Agreement pursuant to which the Claim is made, the amount thereof if reasonably ascertainable by CII (or a statement that the amount thereof is not then reasonably ascertainable by CII and the basis for such statement) and whether or not such Claim arises from the assertion of liability by a third party. The Escrow Agent shall promptly forward such Claims Notice to a Redeeming Stockholders' Representative.

          (c)  For the purpose of this Agreement, a "Determination" shall mean
                                                     -------------
(A) a written compromise or settlement signed by CII and a Redeeming Stockholders' Representative or (B) a binding arbitration award or a judgment of a court of competent jurisdiction in the United States of America or elsewhere (the time for appeal having expired and no appeal having been perfected) in favor of CII and against the Redeeming Stockholders and based on a Claim under
Section 1 of this Agreement; provided, however, that in the case of a Claim not
                             --------  -------
resulting from the assertion of liability by a third party, the Claims Notice to the Escrow Agent setting forth the amount thereof as reasonably ascertained by CII shall constitute a Determination of such Claim unless, within thirty (30) days of the receipt by a Redeeming Stockholders' Representative of such Claims Notice, as above provided, including the amount of such Claim, a Redeeming Stockholders' Representative notify the Escrow Agent that it disputes such amount in whole or in part (an "Objection").
                                ---------

          (d) Within ten (10) business days following notice of a Determination, the Escrow Agent shall disburse to CII from the Escrow Fund the amount set forth in such Determination. In the event of an Objection, the Escrow Agent shall release the amount which is not in dispute, if any, and shall hold the amount in dispute until such Objection is resolved in accordance with the provisions of Section 5 hereof.

          (e)  (i)    On or about September 18, 1998, the Escrow  Agent shall
     distribute to a Redeeming Stockholders' Representative an amount equal to
     (A) the Escrow Fund remaining at that time minus (B) the amount of the Escrow Fund set aside by the Escrow Agent for Claims of CII pursuant to
     Section 4(a) minus (C) $3,350,000.

               (ii) On or about September 18, 1999, the Escrow Agent shall distribute to a Redeeming Stockholders' Representative an amount equal to
     (A) the Escrow Fund remaining at that time minus (B) the amount of the Escrow Fund set aside by the Escrow Agent for Claims of CII pursuant to
     Section 4(a) minus (C) $1,350,000.

               (iii) On or about September 18, 2000, the Escrow Agent shall distribute to a Redeeming Stockholders' Representative an amount equal to
     (A) the Escrow Fund remaining at that time minus (B) the amount of the Escrow Fund set aside by the Escrow Agent for Claims of CII pursuant to
     Section 4(a).

          5.   Settlement of Disputes.  Any party shall have the right to submit
               ----------------------
any dispute, controversy or claim arising out of this Agreement to neutral binding arbitration in Chicago, Illinois. The matter shall be heard before a single partner of Price, Waterhouse & Co. in Chicago, Illinois. Any party requesting arbitration shall give notice to the other party stating the issue to be resolved. The decision of the arbitrator shall be based solely upon the written submission to the arbitrator and shall be final and binding on both parties, with each party or parties bearing its own costs and expenses with respect to the dispute. Each party hereby consents to the entry of a judgment in any court of competent jurisdiction enforcing any arbitration decision made in accordance herewith.

          6.   Termination of Escrow Agreement.
               -------------------------------

          (a) This Agreement shall terminate upon the earlier to occur of: (i) September 18, 2000 (or at the time of the final resolution of any unresolved or unsettled Claims then outstanding); and (ii) the distribution of all of the Escrow Funds by the Escrow Agent pursuant to this Agreement (the earliest to occur of (i) and (ii) above being hereinafter referred to as the "Escrow
                                                                  ------
Expiration Date"); provided, however, that if there are any unresolved or
---------------    --------  -------
unsettled Claims pursuant to Section 1 of this Agreement then outstanding on September 18, 2000 this Agreement will not terminate until the resolution of all such Claims.

          (b) As soon as practicable after the Escrow Expiration Date, the Escrow Agent shall promptly deliver to a Redeeming Stockholders' Representative out of the Escrow Fund the excess, if any, of the total amount remaining in the Escrow Funds over the sum of all amounts under unresolved or unsettled Claims then outstanding, and the Escrow Agent shall continue to retain in the Escrow Fund all such amounts under unresolved or unsettled Claims then outstanding, subject to the terms of this Agreement until resolution of such Claims.

          7.   Concerning the Escrow Agent.
               ---------------------------

          (a) The Escrow Agent shall have no duties or responsibilities except those expressly set forth herein. The Escrow Agent may consult with counsel and shall have no liability hereunder except for its own gross negligence or willful misconduct. It may rely on any notice, instruction, certificate, statement, request, consent, confirmation, agreement or other instrument which it reasonably believes to be genuine and to have been signed or presented by a proper person or persons.

          (b) The Escrow Agent shall have no duties with respect to any agreement or agreements with respect to any or all of the Escrow Funds other than as provided in this Agreement.

In the event that any of the terms and provisions of any other agreement between any of the parties hereto conflict or are inconsistent with any of the terms and provisions of this Agreement, the terms and provisions of this Agreement shall govern and control in all respects. Notwithstanding any provision to the contrary contained in any other agreement, the Escrow Agent shall have no interest in the Escrow Funds except as provided in this Agreement.

          (c) So long as the Escrow Agent shall have any obligation to pay any amount to the Redeeming Stockholders and/or CII from the Escrow Funds hereunder, the Escrow Agent shall keep proper books of record and account, in which full and correct entries shall be made of all receipts, disbursements and investment activity in the Escrow Account.

          (d) The Escrow Agent shall not be bound by any modification of this Agreement affecting the rights, duties and obligations of the Escrow Agent, unless such modification shall be in writing and signed by the other parties hereto, and the Escrow Agent shall have given its prior written consent thereto. The Escrow Agent shall not be bound by any other modification of this Agreement unless the Escrow Agent shall have received written notice thereof.

          (e) The Escrow Agent may resign as escrow agent at any time by giving thirty (30) days written notice by registered or certified mail to CII and a Redeeming Stockholders' Representative and such resignation shall take effect at the end of such 30 days or upon earlier appointment of a successor. A successor escrow agent hereunder may be appointed by designation in writing signed by CII and a Redeeming Stockholders' Representative. CII and the Redeeming Stockholders' Representatives undertake to utilize their best efforts to arrange for the appointment of a successor escrow agent. If any instrument of acceptance by a successor escrow agent shall not have been delivered to the Escrow Agent within sixty (60) days after the giving of such notice of resignation, the resigning Escrow Agent may at the expense of the Redeeming Stockholders and CII petition any court of competent jurisdiction for the appointment of a successor escrow agent.

          (f) If at any time hereafter the Escrow Agent shall resign, be removed, be dissolved or otherwise become incapable of acting, or the bank or trust company acting as the Escrow Agent shall be taken over by any government official, agency, department or board, or the position of the Escrow Agent shall become vacant for any of the foregoing reasons or for any other reason, a Redeeming Stockholders' Representative and CII shall appoint a successor escrow agent to fill such vacancy.

          (g) Every successor escrow agent appointed hereunder shall execute, acknowledge and deliver to its predecessor, and also to CII and a Redeeming Stockholders' Representative, an instrument in writing accepting such appointment hereunder, and thereupon such successor escrow agent, without any further act, shall become fully vested with all the rights, immunities and powers and shall be subject to all of the duties and obligations, of its predecessor; and every predecessor escrow agent shall deliver all property and moneys held by it hereunder to its successor.

          (h) CII and the Redeeming Stockholders shall share equally the fee charged by the Escrow Agent for performing its services hereunder. Except as provided in subsection 7(i) hereof, CII and the Redeeming Stockholders shall share equally any reasonable out of pocket cost incurred by the Escrow Agent in performing its duties hereunder. Notwithstanding the preceding sentences of this subsection 7(h), if the Closing does not occur the New Investors and the Redeeming Stockholders shall share equally such fee and reasonable out of pocket cost of the Escrow Agent. This covenant shall survive termination of this Agreement. The Escrow Agent shall be entitled to a reasonable fee for services rendered and for reimbursement of extraordinary expenses incurred in the performance of its duties hereunder, which expenses are not included in said fee. The current fee schedule for this Agreement includes an acceptance fee of $3,500 which covers the first year of the escrow and an administration fee of $3,500 charged annually thereafter. The acceptance fee is payable upon opening the escrow and the administrative fee is payable in advance of the annual period covered.

          (i) CII and the Redeeming Stockholders shall indemnify and hold the Escrow Agent harmless from and against any and all expenses (including reasonable attorneys' fees), liabilities, claims, damages, actions, suits or other charges ("Agent claims") incurred by or assessed against the Escrow Agent
                ------------
for anything done or omitted by the Escrow Agent in the performance of the Escrow Agent's duties hereunder, except such which result from the Escrow Agent's bad faith, gross negligence or willful misconduct. Agent Claims payable hereunder shall be paid one-half by CII and one-half by the Redeeming Stockholders. Notwithstanding the preceding sentences of this subsection 7(i), if the Closing does not occur Agent Claims payable hereunder shall be paid one-half by the New Investors and one-half by the Redeeming Stockholders. This indemnity shall survive the resignation of the Escrow Agent or the termination of this Agreement.

          (j) To the extent any amount due to the Escrow Agent pursuant to Sections 7(h) or 7(i) is not paid, the Escrow Agent may deduct the same from the Escrow Account.

          (k) No assignment of the interest of any of the parties hereto shall be binding upon the Escrow Agent unless and until written evidence of such assignment in form satisfactory to the Escrow Agent shall be filled with and accepted by the Escrow Agent.

          (l) In the event that any escrow property shall be attached, garnished or levied upon by any court order, judgment or decree shall be made or entered by any court order affecting the property deposited under this Agreement, or any part thereof, the Escrow Agent is hereby expressly authorized, in its sole discretion, to obey and comply with all writs, orders or decrees so entered or issued, which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction, and in the event that the Escrow Agent obeys and complies with any such writ, order or decree it shall not be liable to any of the parties hereto or any other person, firm or corporation, by reason of such compliance notwithstanding such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

          (m) If the Escrow Agent become involved in litigation on account of this Agreement, it shall have the right to retain counsel and shall have a first lien on the property deposited hereunder for any and all costs, attorneys' fees, charges, disbursements, and expenses in connection with such litigation; and shall be entitled to reimburse itself therefor out of the property deposited hereunder, and if its shall be unable to reimburse itself from the property deposited hereunder, the parties hereto jointly and severally agree to pay to the Escrow Agent on demand its reasonable charges, counsel and attorneys' fees, disbursements and expenses in connection with such litigation.

          (n) In the event that conflicting demands are made upon the Escrow Agent for any situation not addressed in this Agreement, the Escrow Agent may withhold performance of the terms of this Agreement until such time as said conflicting demands shall have been withdrawn or the rights of the respective parties shall have been settled by court adjudication, arbitration, joint order or otherwise.

          8.   Miscellaneous.
               -------------

          (a) This Agreement shall be construed by and governed in accordance with the laws of the State of New York, without regard to such jurisdiction's conflicts of laws principles. In the event of any conflict of any provision herein with the Recapitalization Agreement, the Recapitalization Agreement shall control.

          (b) This Agreement shall be binding upon and shall inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto.

          (c) This Agreement may be executed in one or more counterparts which taken together shall constitute but one and the same instrument.

          (d) Section headings contained herein have been inserted for reference purposes only and shall not be construed as part of this Agreement.

          (e) This Agreement may be modified or amended only by a written instrument duly executed by all parties hereto or their respective successors or assigns.

          (f) All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (unless otherwise specifically provided for herein) if delivered personally (including by courier), telecopied (which is confirmed) or mailed (registered or certified mail), postage prepaid or:

          If to the New Investors or, after the Closing Date, to CII:



               c/o Code, Hennessy & Simmons III, L.P.
               10 South Wacker Drive
               Suite 3175
               Chicago, IL 60606
               Attention: Brian P. Simmons

               with a copy to:

               Kirkland & Ellis
               200 East Randolph Drive
               Chicago, IL  60601
               Attention:  Sanford E. Perl, Esquire

          If to the Redeeming Stockholders:

               c/o CII Associates, L.P.
               Westchester Financial Center
               50 Main Street
               White Plains, New York 10606
               Attention:   David A. Zackrison

               with a copy to:

               Simpson Thacher & Bartlett
               425 Lexington Avenue
               New York, New York 10017
               Attention:  Richard C. Weisberg, Esquire

          If to the Escrow Agent:

               American National Bank and Trust of Chicago
               33 North LaSalle Street
               13th Floor; Corporate Trust
               Chicago, IL 60690
               Attention: Timothy P. Martin

or to such other addresses or persons as any party may have furnished to the other parties in writing, in accordance herewith, provided, however, that
                                                  --------  -------
notices to the Escrow Agent shall be deemed effective only upon receipt.

          (g) The Escrow Agent shall not be liable to pay any tax on any interest earned on the Escrow Amount, it being the understanding of the parties that such tax shall be the responsibility of the Redeeming Stockholders, who shall also be responsible for the reporting of all income earned on the Escrow Fund. The tax identification numbers for the Redeeming Stockholders are set forth on Exhibit B.
         ---------

          (h) Pursuant to Section 2.1 of the Recapitalization Agreement, the Redeeming Stockholders have irrevocably and unconditionally appointed Michael S. Bruno, Jr. and David A. Zackrison or each of them or each of their designees as their Redeeming Stockholders' Representatives to take any and all action on the Redeeming Stockholders' behalf in connection with this Agreement. With respect to the Redeeming Stockholders, CII, the New Investors and the Escrow Agent shall be required only to deal with a Redeeming Stockholders' Representative appointed hereunder.

          (i) If any party hereto refuses to comply with, or at any time violates or attempts to violate, any term, covenant or agreement contained in this Agreement, any other party hereto may, by injunctive action, compel the defaulting party to comply with, or refrain from violating, such term, covenant or agreement, and may, by injunctive action, compel specific performance of the obligations of the defaulting party.

          (j) Except as provided herein, the rights and obligations of the parties under this Agreement shall not be assigned to any person or entity, without the written consent of the other parties.

          (k) Any terms which are capitalized herein but not otherwise defined shall have the meanings ascribed to them in the Recapitalization Agreement.

          (l)  Limitation of Liability.  From and after the Closing, the sole
               -----------------------
recourse and exclusive remedy of the Redeeming Stockholders against New Investors and CII arising out of the Recapitalization Agreement or any certificate delivered in connection with the Recapitalization Agreement, shall be to assert a claim for indemnification under this Agreement.

                 *          *          *          *          *

          IN WITNESS WHEREOF, the parties hereto have caused this Indemnification and Escrow Agreement to be executed and delivered on the date first above written.

                         CII TECHNOLOGIES, INC.

                         By:    ____________________________
                         Name:  ____________________________
                         Title: ____________________________


                         NEW INVESTORS:

                         BY: CODE, HENNESSY & SIMMONS III, L.P.,
                         as the New Investors' Representative

                              By:   CHS Management III, L.P.
                              Its:  General Partner

                                    By:  Code, Hennessy & SimmonS, Inc.
                                    Its: General Partner

                                         By:    ________________________
                                         Name:  ________________________
                                         Title: ________________________

                         REDEEMING STOCKHOLDERS:


                         By: ____________________________
                         Name:  David A. Zackrison
                         Title:  Redeeming Stockholder's Representative


                         ESCROW AGENT:

                         AMERICAN NATIONAL BANK AND TRUST OF CHICAGO

                         By:    _______________________________
                         Name:  _______________________________
                         Title: _______________________________